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EXHIBIT 23.1




                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-58874) pertaining to Common Stock and Preferred Stock Purchase Rights, of our report dated January 21, 2003, relating to New Visual Corporation Financial statements, which report includes an explanatory paragraph as to an uncertainty with respect to the Company's ability to continue as a going concern appearing in this Annual Report on Form 10-K.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP

New York, New York
January 28, 2003